UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

COMBIMATRIX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 4, 2015

Dear Stockholder:

We previously sent you proxy materials relating to the Annual Meeting of Stockholders of CombiMatrix Corp., which will be held on Wednesday, June 17, 2015.

The Annual Meeting of Stockholders is fast approaching and according to our records, your proxy for this meeting has not yet been received.

YOUR VOTE IS IMPORTANT.  The Board recommends that stockholders vote FOR each of the proposals 1 through 4.

Please exercise your right to vote by signing and promptly returning the enclosed proxy card.  A postage paid envelope has been provided for your convenience.  You may also cast your vote:

•                  via the internet at www.proxyvote.com, or

•                  via telephone at the number indicated on the enclosed proxy card.

If you have already voted there is no need to vote again.  We thank you for your continued support and we look forward to seeing you at the Annual Meeting.

Sincerely,

Mark McDonough

President, Chief Executive Officer and Director